Exhibit 99.1

Carrie Eglinton Manner Appointed Chief Executive Officer of OraSure

May 23, 2022

Company Concludes Strategic Alternative Process Given Market Conditions and its Belief in its Ability to Build on Recent Operational Success

BETHLEHEM, Pa., May 23, 2022 (GLOBE NEWSWIRE) — OraSure Technologies, Inc. (NASDAQ: OSUR), a global leader in point-of-care and home diagnostic testing and sample collection technologies, today announced that Carrie Eglinton Manner has been appointed President and Chief Executive Officer, effective June 4, 2022. Ms. Eglinton Manner will also join the OraSure Board of Directors. She succeeds Dr. Nancy Gagliano, who was appointed interim CEO in March 2022. Dr. Gagliano will remain on the OraSure Board.

Ms. Eglinton Manner brings more than 25 years of healthcare leadership and transformation expertise to OraSure. She is currently Senior Vice President, Advanced & General Diagnostics Clinical Solutions, at Quest Diagnostics. Under her leadership, Quest’s Advanced Diagnostics, a portfolio with over $2 billion in revenue, accelerated its growth rate with strong profitability. She has responsibility for bringing innovative diagnostic solutions to market in the areas of women’s health, neurology, oncology, cardiovascular, metabolic, endocrinology, infectious disease and immunology testing services, as well as drug monitoring and toxicology.

Additionally, she leads Quest’s pharmaceutical services, AmeriPath/Dermpath and international businesses. Ms. Eglinton Manner led Quest’s molecular genetics team in pioneering next-generation sequencing innovation which reduced cost and increased access for patients to precision health insights.

Prior to Quest Diagnostics, Ms. Eglinton Manner served for 20 years in a variety of leadership roles of increasing responsibility including multiple, distinct business units with global engineering and manufacturing responsibilities at GE Healthcare, a division of General Electric (GE). A champion for inclusion and diversity, Ms. Eglinton Manner served as co-chair for Quest’s African American Employee Business Network, and prior to that, GE’s Women’s Network.

“Carrie has a proven track record of transformative leadership, disciplined operational execution, and driving innovation at two industry-leading healthcare companies,” said Michael Celano, Chairman of the Board of OraSure. “Importantly, Carrie is a results-oriented executive who brings first-hand strategic insights on the testing industry and services businesses. The Board is confident that Carrie’s experience and skillset make her ideally suited to lead OraSure as we continue to scale up manufacturing for InteliSwab and drive growth across all of our platforms.”

“I am thrilled to be joining OraSure at such a pivotal point in the Company’s growth story. Delivering insights to patients and driving access to testing are increasingly critical market needs for which OraSure is uniquely positioned to capitalize,” Ms. Eglinton Manner said. “Furthermore, we believe there are multiple opportunities to expand recent operational improvements, increase market reach and enhance efficiency across the company. I look forward to working closely with the Board and management to build upon the Company’s foundation, improve profitability and enhance shareholder value.”

Ms. Eglinton Manner’s appointment as CEO comes in tandem with a decision by the OraSure Board to conclude its previously announced review of strategic alternatives and for the Company to move forward under her leadership. Market conditions and the Board’s belief in the Company’s ability to further build upon recent operational successes with Carrie’s leadership were factors in the decision.

Mr. Celano continued, “After completing a thorough review of strategic alternatives with the assistance of independent financial and legal advisors, the Board believes the best path to create value is with improved execution and a renewed focus on driving profitable growth as a market leader in the areas of simple, reliable, point-of-care and home tests as well as innovative and easy-to-use sample collection technologies. We are excited to begin this next chapter in our Company’s journey and want to thank our executive leadership team and all of our colleagues for their continued focus and dedication to our products and serving the needs of our customers around the world.”

About Carrie Eglinton Manner

Carrie Eglinton Manner currently serves as Quest Diagnostics’ Senior Vice President of Advanced & General Diagnostics Clinical Solutions. This position expanded on her previous role at SVP, Advanced Diagnostics, in which she served from January 2017 to March 2022, and in which she was responsible for more than $2 billion in revenue. Prior to joining Quest, she served for over two decades at GE Healthcare, a division of General Electric, including serving as the President and Chief Executive Officer of Detection and Guidance Solutions, President and Chief Executive of Surgery / Orthopedic Equipment Company (OEC), President & Chief Executive Officer of Clarient Diagnostic Services, and President & Chief Executive of Maternal Infant Care / OHMEDA Medical, Inc. Ms. Eglinton Manner holds a Bachelor of Science in Mechanical Engineering from the University of Notre Dame.

About OraSure Technologies

OraSure Technologies empowers the global community to improve health and wellness by providing access to accurate, essential information. OraSure, together with its wholly-owned subsidiaries, DNA Genotek, Diversigen, and Novosanis, provides its customers with end-to-end solutions that encompass tools, services and diagnostics. The OraSure family of companies is a leader in the development, manufacture, and distribution of rapid diagnostic tests, sample collection and stabilization devices, and molecular services solutions designed to discover and detect critical medical conditions. OraSure’s portfolio of products is sold globally to clinical laboratories, hospitals, physician’s offices, clinics, public health and community-based organizations, research institutions, government agencies, pharma, commercial entities and direct to consumers. For more information on OraSure Technologies, please visit www.orasure.com.

Important Information

This press release contains certain forward-looking statements, including with respect to the Company’s products, the company’s ability to build on recent operational successes, growth and growth strategy, operational product development activities, growth prospects and other matters. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: our ability to sustain manufacturing improvements; our ability to satisfy customer demand; our ability to successfully scale up manufacturing and build upon recent operational successes; ability to market and sell products, whether through our internal, direct sales force or third parties; impact of significant customer concentration in the genomics business; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for our products; ability to manufacture products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the U.S. Food and Drug Administration (“FDA”) or other regulators; the impact of the novel coronavirus (“COVID-19”) pandemic on our business, supply chain and labor force, and ability to successfully develop new products, validate the expanded use of existing collector products, receive necessary regulatory approvals and authorizations and commercialize such products for COVID-19 testing; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; ability to meet increased demand for the Company’s products; impact of replacing distributors; inventory levels at distributors and other customers; our ability to achieve our financial and strategic objectives and continue to increase our revenues, including the ability to expand international sales; impact of competitors, competing products and technology changes; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products; market acceptance of oral fluid or urine testing, collection or other products; market acceptance and uptake of microbiome informatics, microbial genetics technology and related analytics services; changes in market acceptance of products based on product performance or other factors, including changes in testing guidelines, algorithms or other recommendations by the Centers for Disease Control and Prevention (“CDC”) or other agencies; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; availability of related products produced by third parties or products required for use of our products; impact of contracting with the U.S. government; impact of negative economic conditions; ability to maintain sustained profitability; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of the Company’s stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to attract and retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks, civil unrest and war; and general political, business and economic conditions. These and other factors that could affect our results are discussed more fully in our SEC filings, including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. Readers are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.

Investor Contact:	Media Contact:
Scott Gleason	Amy Koch
SVP Investor Relations & Corporate Communications	Sr. Mgr. Corporate Communications
484-425-0588	484-523-1815
sgleason@orasure.com	media@orasure.com